UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 19, 2023

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	NYSE American LLC

8.25% Senior Notes due 2028	TELZ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on December 8, 2023 (the “Termination Date”), pursuant to and in accordance with that certain employment agreement entered into as of October 1, 2021 by and between Tellurian Inc. (the “Company”) and Charif Souki (the “Souki Employment Agreement”), the Company provided Mr. Souki with notice of termination of his employment with the Company “without Cause” (as defined in the Souki Employment Agreement) effective as of December 8, 2023 (the “Notice of Termination”). In connection with the Souki Employment Agreement and the Notice of Termination, on December 19, 2023, the Company and Mr. Souki executed a Separation Agreement and General Release (the “Separation and Release Agreement”).

In addition to thirty (30) days’ base salary in a lump sum of $105,000 in lieu of the 30-day notice period specified under Section 4(d) of the Souki Employment Agreement, the Separation and Release Agreement provides that Mr. Souki will receive benefits consisting of (i) a cash severance amount equal to $6,428,000, payable in substantially equal installments over 12 months following the Termination Date with the first payment commencing on the sixtieth (60th) day after the Termination Date, (ii) a lump sum payment of $1,000,000 payable on December 22, 2023, (iii) a pro-rated annual bonus for the 2023 calendar year; provided that the Company approves and pays 2023 annual bonuses for each of the Company’s executive officers, (iv) the transfer of certain travel-related benefits to Mr. Souki with a cost to the Company of approximately $660,000, and (v) eligibility for any unvested and outstanding tracking units granted to Mr. Souki under the Company’s incentive compensation program which will remain outstanding and eligible to vest pursuant to the terms of the program and applicable award agreement without regard to the continuous service requirement. The Separation and Release Agreement confirms that certain provisions contained in the Souki Employment Agreement, including confidentiality, non-competition, non-solicitation and certain restrictions relating to the disclosure of proprietary information, shall remain in full force and effect. The Separation and Release Agreement also contains customary terms applicable to the departure of an executive of the Company, including recoupment and confidentiality provisions, as well as the resignation by Mr. Souki from the board of directors of the Company effective as of December 19, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

Date: December 20, 2023	By:	/s/ Simon G. Oxley
	Name:	Simon G. Oxley
	Title:	Executive Vice President and Chief Financial Officer